Exhibit 99.1

Contact	Lindsey Whitehead
TransUnion
E-mail	investor.relations@transunion.com
Telephone	312 985 2860

TransUnion Reports Fourth Quarter 2013 Results

CHICAGO, Feb. 27, 2014 - TransUnion today announced results for the three and twelve months ended Dec. 31, 2013. This is a combined announcement that includes consolidated financial results for TransUnion Holding Company, Inc. (“TransUnion Holding,” and together with its consolidated subsidiaries, the “Company” or “TransUnion”) and TransUnion Corp., a wholly owned subsidiary of TransUnion Holding(1).

Fourth Quarter 2013 Highlights

•
Total revenue for the fourth quarter increased 2.8 percent compared to the fourth quarter of 2012. Weakening foreign currencies accounted for a decrease in revenue of 1.8 percent, while acquisitions accounted for an increase in revenue of 3.3 percent. Key highlights include:

•
Revenue in the Interactive segment increased 10.0 percent compared to the fourth quarter of 2012, driven by an increase in the average number of subscribers and volume in our indirect channel and an increase in our average revenue per subscriber in our direct channel.

•
Revenue in USIS Decision Services increased 25.1 percent compared to the fourth quarter of 2012, driven by revenue from our recent healthcare acquisition of e-Scan Data Systems, Inc. (“e-Scan”), a healthcare service business.

•	Excluding the impact of foreign currencies and acquisitions, revenue in the International segment increased 7.5 percent compared to the fourth quarter of 2012.

•
Adjusted EBITDA(2) was $91.8 million, an increase of 3.0 percent compared to the prior year, as the Company continued to invest in strategic initiatives to drive long-term growth and more efficient operations.

•
On December 16, 2013, the Company completed the acquisition of the business of TLO, LLC (“TLO”), a leading company in the risk information and analytics industry based in Boca Raton, Fla. TLO will be integrated into TransUnion's USIS business.

“In the fourth quarter, we generated solid growth across our Interactive and International segments and from our healthcare solutions. This was somewhat offset by the headwinds faced in the mortgage market of our USIS business and the impact of weakening foreign currencies. We are continuing to invest in strategic initiatives that will leverage our core capabilities and enhanced technology in attractive, adjacent markets, further diversifying our revenue base and enabling long-term growth at strong and sustainable margins”, said Jim Peck, TransUnion’s president and chief executive officer. “The acquisition of TLO is an example of this as it provides a highly complementary and powerful set of data and capabilities. We are excited about the possibilities the combination of our two companies will bring to our existing customers as well as new markets that need to leverage data and analytics to effectively manage risk. This acquisition, along with our recent acquisition in healthcare, have both made strong starts and we are excited about their contributions going into 2014.”

Fourth Quarter 2013 Results
The Company reported revenue of $292.4 million, an increase of 2.8 percent compared to the fourth quarter of 2012. Weakening foreign currencies accounted for a decrease in revenue of 1.8 percent. Acquisitions accounted for an increase in revenue of 3.3 percent.
Operating income of $36.3 million, compared to $43.4 million in the prior year, was impacted by continued investments in strategic initiatives to drive long-term, diversified revenue growth and more efficient operations. The Company reported a net loss of $17.6 million for the fourth quarter of 2013, compared to net a loss of $8.2 million for the fourth quarter of 2012.
Adjusted EBITDA(2) was $91.8 million, an increase of 3.0 percent compared to the prior year.

U.S. Information Services (USIS)
Total USIS revenue was $180.7 million, an increase of 1.4 percent compared to the fourth quarter of 2012.

•	Online Data Services revenue was $117.5 million, a decrease of 2.3 percent compared to the fourth quarter of 2012, primarily driven by softness in the mortgage market.

•
Credit Marketing Services revenue was $31.8 million, a decrease of 3.0 percent compared to the fourth quarter of 2012, primarily driven by a decrease in demand for custom data sets and archive information.

•	Decision Services revenue was $31.4 million, an increase of 25.1 percent compared to the fourth quarter of 2012, driven by revenue from our acquisition of e-Scan.
Operating income for USIS was $32.5 million for the fourth quarter of 2013, compared to $41.2 million for the fourth quarter in 2012. Operating income decreased due to an increase in depreciation and amortization resulting from investments to upgrade our technology platform to enable growth, promote innovation and provide a competitive advantage, an increase in labor costs for investments in strategic initiatives, and an increase in litigation costs, partially offset by the increase in revenue.

International
Total International revenue was $61.3 million, an increase of 1.5 percent compared to the fourth quarter of 2012. Excluding the impact of foreign currencies and acquisitions, revenue increased 7.5 percent. Weakening foreign currencies accounted for a reduction in revenue of 8.3 percent. Acquisitions accounted for an increase in revenue of 2.3 percent.

•
Developed markets revenue was $23.5 million, an increase of 2.2 percent compared to the fourth quarter of 2012. Excluding the impact of foreign currencies, revenue increased 4.8 percent compared to the fourth quarter of 2012.

•
Emerging markets revenue was $37.8 million, an increase of 1.1 percent compared to the fourth quarter of 2012. Excluding the impact of foreign currencies and acquisitions, revenue increased by 10.4 percent compared to the fourth quarter of 2012.

Operating income for International was $4.1 million for the fourth quarter of 2013, compared to $5.9 million for the fourth quarter of 2012. Operating income decreased due to investments in strategic initiatives including integration costs for our CRB and ZipCode acquisitions, an increase in a legal accrual and the impact of weakening foreign currencies, partially offset by the increase in revenue.

Interactive
Interactive revenue was $50.4 million, an increase of 10.0 percent compared to the fourth quarter of 2012, driven by an increase in the average number of subscribers and volume in our indirect channel and an increase in our average revenue per subscriber in our direct channel
Operating income in Interactive was $17.6 million for the fourth quarter of 2013, compared to $17.2 million for the fourth quarter of 2012. Operating income increased due to the increase in revenue, partially offset by an increase in advertising and an increase in variable product costs resulting form the increase in revenue.

TLO Acquisition
On December 16, 2013, the Company completed the acquisition of the business of TLO, a leading company in the risk information and analytics industry. This acquisitions supports the Company's mission to help organizations optimize their risk-based decisions and enable consumers to understand and manage their personal information.
TLO owns a proprietary technology platform used to build and deliver alternative data (non-credit) solutions for identity and fraud-based customer applications. TLO's core product, TLOxp®, is powerful technology for locating, researching and finding the connections between individuals, businesses and assets. TLO's offerings are highly complementary to TransUnion's sophisticated technology, high powered analytics and robust data, all of which help organizations make better decisions faster.

Year-to-Date 2013 Results
The Company reported revenue of $1,183.2 million for the full year of 2013, an increase of 3.8 percent compared to the full year of 2012. Weakening foreign currencies accounted for a reduction in revenue of 1.6 percent. Acquisitions accounted for an increase in revenue of 1.5 percent.

•	Revenue for U.S. Information Services was $740.6 million, an increase of 2.1 percent compared to the full year of 2012. Acquisitions accounted for an increase in revenue of 1.2 percent.

•
Revenue for International was $238.9 million, an increase of 1.9 percent compared to the full year of 2012. Excluding the impact of foreign currencies and acquisitions, revenue increased 6.6 percent compared to the full year of 2012. Weakening foreign currencies accounted for a reduction in revenue of 7.6 percent. Acquisitions accounted for an increase in revenue of 2.9 percent.

•	Revenue for Interactive was $203.7 million, an increase of 13.1 percent compared to the full year of 2012.
Operating income was $169.2 million for the full year of 2013, compared to $141.0 million for the full year of 2012. Full year 2012 was adversely impacted by $90.7 million in expenses related to the 2012 Change in Control Transaction. Full year 2013 was impacted by $8.0 million in expenses related to a reserve accrual for a legal claim, a net loss associated with the disposition of a small business in Africa and a small healthcare product line in our USIS segment, and an adjustment for transaction tax related to prior years. Excluding these items, Adjusted Operating Income was $177.2 million for the full year of 2013, compared to $231.7 million for the full year of 2012. This comparison was negatively impacted by $42.6 million of additional depreciation and amortization, primarily resulting from purchase accounting adjustments related to the 2012 Change of Control Transaction.
Adjusted EBITDA was $377.9 million, a decrease of 2.0 percent compared to the full year of 2012, due to investments in new strategic initiatives to drive long-term revenue growth and more efficient operations and the softening mortgage market.
Non-operating expense was $195.1 million for the full year of 2013, compared to $202.2 million for the full year of 2012. For 2013, interest expense increased $32.1 million primarily due to the issuance of $600 million and $400 million principal amount of senior unsecured PIK toggle notes in the second and fourth quarters of 2012, respectively, and interest on the additional borrowings under the TransUnion LLC senior secured term loan. For 2013, non-operating expenses included acquisition fees of $10.5 million related to our acquisition of ZipCode, e-Scan, TLO and other efforts. For 2012, acquisition fees of $42.2 million were related to the 2012 Change in Control Transaction and other efforts. These factors contributed to a net loss attributable to the Company of $35.1 mil lion for the full year of 2013, compared to a net loss attributable to the company of $63.7 million for the full year of 2012.

Selected Liquidity Data
Cash and cash equivalents totaled $111.2 million at December 31, 2013, and $154.3 million at December 31, 2012. Year-to-date cash provided by operating activities of TransUnion Holding was $143.4 million. Year-to-date cash used for capital expenditures was $81.7 million. Other cash used for investing activities included $282.3 million used for acquisitions, principally TLO, e-Scan and ZipCode and purchases of noncontrolling interests, and $3.0 million for other. Net cash provided by financing activities was $187.3 million, including $210.0 million of proceeds from the term loan used to finance acquisitions, $11.9 million to repay debt, and $10.8 million used for other. The effect of exchange rate changes on cash was a $6.8 million decrease.

Earnings Conference Call
In conjunction with this release, TransUnion will host a conference call today, Feb. 27, 2014, at 8:00 a.m. (CT) via a live teleconference to discuss the business trends supporting fourth quarter and full year 2013 results. The discussion will be available via replay on the Investor Relations page at TransUnion.com shortly after the teleconference. This earnings release is also available on that website. The teleconference dial-in information is:
Domestic dial-in: 800-884-5695
International dial-in: 617-786-2960
Teleconference code: 36756100

About TransUnion
As a global leader in information and risk management, TransUnion creates advantages for millions of people around the world by gathering, analyzing and delivering information. For businesses, TransUnion helps improve efficiency, manage risk, reduce costs and increase revenue by delivering high quality data, and integrating advanced analytics and enhanced decision-making capabilities. For consumers, TransUnion provides the tools, resources and education to help manage their credit health and achieve their financial goals. Through these and other efforts, TransUnion is working to build stronger economies worldwide. Founded in 1968 and headquartered in Chicago, TransUnion reaches businesses and consumers in 33 countries around the world.

Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Factors that could cause TransUnion’s actual results to differ materially from those described in the forward-looking statements can be found in TransUnion Holding’s and TransUnion Corp.’s combined Annual Report on Form 10-K for the year ended December 31, 2013 which has been filed with the Securities and Exchange Commission and is available on TransUnion's website (http://www.transunion.com/corporate/about-transunion/investor-relations.page) and on the Securities and Exchange Commission's website (www.sec.gov). Many of these factors are beyond our control. The forward-looking statements contained in this earnings release speak only as of the date of this earnings release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this earnings release.

1 Due to the acquisition of TransUnion Corp. by TransUnion Holding, TransUnion Corp.’s financial statements are prepared on a Predecessor and Successor basis. In this earnings release, we present the TransUnion Holding consolidated results for the twelve months ended December 31, 2013, and compare this to the combination of TransUnion Holding consolidated results from inception through December 31, 2012 combined with the TransUnion Corp Predecessor consolidated results for the four months ended April 30, 2012, (combined results for the twelve months ended December 31, 2013). TransUnion Holding and TransUnion Corp. operate as one business, with one management team. Management believes presenting the financial results of TransUnion Holding and TransUnion Corp. on a combined basis provides the following benefits: enhances investors’ understanding of TransUnion Holding and TransUnion Corp. by enabling investors to view the business as a whole, the same manner as management views and operates the business; provides a more readable presentation of required disclosures with less duplication, since a substantial portion of the Company’s disclosures apply to both TransUnion Holding and TransUnion Corp; and creates time and cost efficiencies through the preparation of one combined report instead of two separate reports.
2 See page 19 for a reconciliation of Adjusted Operating Income & Adjusted EBITDA to their most directly comparable GAAP measures, operating income and net income attributable to the Company, respectively.

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except per share data)

	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$111.2	$154.3
Trade accounts receivable, net of allowance of $0.7 and $1.7	165.0	163.6
Other current assets	73.5	82.7
Total current assets	349.7	400.6
Property, plant and equipment, net of accumulated depreciation of $70.2 and $26.4	150.4	121.2
Marketable securities	9.9	11.4
Goodwill	1,909.7	1,804.2
Other intangibles, net of accumulated amortization of $227.5 and $86.6	1,934.0	1,911.6
Other assets	138.6	129.8
Total assets	$4,492.3	$4,378.8
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$100.3	$78.4
Current portion of long-term debt	13.8	10.6
Other current liabilities	133.5	129.3
Total current liabilities	247.6	218.3
Long-term debt	2,853.1	2,670.3
Deferred taxes	636.9	657.5
Other liabilities	22.6	21.9
Total liabilities	3,760.2	3,568.0
Redeemable noncontrolling interests	17.6	14.7
Stockholders’ equity:
Common stock, $0.01 par value; 200.0 million shares authorized at December 31, 2013 and December 31, 2012, 110.7 million and 110.2 million shares issued as of December 31, 2013 and December 31, 2012, respectively; and 110.2 million and 110.1 million shares outstanding as of December 31, 2013 and December 31, 2012, respectively	1.1	1.1
Additional paid-in capital	1,121.8	1,109.4
Treasury stock at cost; 0.5 million and 0.1 million shares at December 31, 2013 and December 31, 2012, respectively	(4.1)	(0.7)
Retained earnings (accumulated deficit)	(417.7)	(382.6)
Accumulated other comprehensive income (loss)	(73.2)	(24.4)
Total TransUnion Holding Company, Inc. stockholders’ equity	627.9	702.8
Noncontrolling interests	86.6	93.3
Total stockholders’ equity	714.5	796.1
Total liabilities and stockholders’ equity	$4,492.3	$4,378.8

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
(in millions)

	Twelve Months Ended December 31, 2013	From the Date of Inception Through December 31,2012
Revenue	$1,183.2	$767.0
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	472.4	298.2
Selling, general and administrative	354.8	212.6
Depreciation and amortization	186.8	115.0
Total operating expenses	1,014.0	625.8
Operating income	169.2	141.2
Non-operating income and expense
Interest expense	(197.6)	(125.0)
Interest income	1.7	0.8
Earnings from equity method investments	13.7	8.0
Other income and (expense), net	(12.9)	(22.3)
Total non-operating income and expense	(195.1)	(138.5)
Income (loss) before income taxes	(25.9)	2.7
Provision for income taxes	(2.3)	(6.6)
Net loss	(28.2)	(3.9)
Less: net income attributable to noncontrolling interests	(6.9)	(4.9)
Net loss attributable to TransUnion Holding Company, Inc.	$(35.1)	$(8.8)

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in millions)

	Twelve Months Ended December 31, 2013	From the Date of Inception Through December 31, 2012
Cash flows from operating activities:
Net income (loss)	$(28.2)	$(3.9)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	186.8	115.0
Equity in net income of affiliates, net of dividends	(3.6)	1.3
Deferred taxes	(16.2)	(5.1)
Amortization of senior notes purchase accounting fair value adjustment and note discount	(17.1)	(10.8)
(Gains) / losses on sale or exchange of assets	(1.0)	—
Deferred financing fees	8.2	2.1
Stock-based compensation	6.3	2.7
Provision (reduction) for losses on trade accounts receivable	0.8	(1.9)
Other	(0.9)	2.6
Changes in assets and liabilities:
Trade accounts receivable	(3.1)	(1.0)
Other current and long-term assets	(8.6)	(78.8)
Trade accounts payable	5.9	(0.8)
Other current and long-term liabilities	14.1	25.6
Cash provided by operating activities	143.4	47.0
Cash flows from investing activities:
Capital expenditures for property and equipment	(81.7)	(48.8)
Proceeds from sale of trading securities	4.4	—
Investments in trading securities	(1.8)	(0.5)
Acquisition of TransUnion Corp., net of cash acquired	—	(1,485.9)
Proceeds from sale of other assets	4.3	—
Other acquisitions and purchases of noncontrolling interests, net of cash acquired	(282.3)	(14.2)
Acquisition related deposits	(10.0)	3.7
Other	0.1	(1.4)
Cash used in investing activities	(367.0)	(1,547.1)
Cash flows from financing activities:
Proceeds from senior secured term loan	1,133.4	—
Extinguishment of senior secured term loan	(923.4)	—
Proceeds from revolving line of credit	65.0	—
Payment on revolving line of credit	(65.0)	—
Proceeds from 9.625% notes	—	600.0
Proceeds from 8.125% notes	—	398.0
Repayments of debt	(11.9)	(17.2)
Debt financing fees	(5.2)	(41.3)
Proceeds from issuance of common stock	5.8	1,097.3
Treasury stock purchases	(3.4)	(0.7)
Dividends	—	(373.8)
Distributions to noncontrolling interests	(8.0)	(7.2)
Cash provided by financing activities	187.3	1,655.1
Effect of exchange rate changes on cash and cash equivalents	(6.8)	(0.7)
Net change in cash and cash equivalents	(43.1)	154.3
Cash and cash equivalents, beginning of period	154.3	—
Cash and cash equivalents, end of period	$111.2	$154.3

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES Consolidated Statements of Cash Flows-Continued (in millions)

	Twelve Months Ended December 31, 2013	From the Date of Inception Through December 31, 2012
Noncash investing activities:
Property and equipment acquired through capital lease obligations	$2.0	$—
Noncash financing activities:
Exchange of TransUnion Holding Company, Inc. common stock for ownership interest in TransUnion Corp.	$—	$10.4
Supplemental disclosure of cash flow information:
Cash paid from inception through December 31, 2012 for:
Interest	$211.8	$140.4
Income taxes, net of refunds	23.3	14.9

TRANSUNION CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except per share data)

	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$111.2	$154.3
Trade accounts receivable, net of allowance of $0.7 and $1.7	165.0	163.6
Other current assets	81.0	58.7
Total current assets	357.2	376.6
Property, plant and equipment, net of accumulated depreciation of $70.2 and $26.4	150.4	121.2
Marketable securities	9.9	11.4
Goodwill	1,909.7	1,804.2
Other intangibles, net of accumulated amortization of $227.5 and $86.6	1,934.0	1,911.6
Other assets	110.6	95.7
Total assets	$4,471.8	$4,320.7
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$100.2	$77.5
Current portion of long-term debt	13.8	10.6
Other current liabilities	167.7	107.0
Total current liabilities	281.7	195.1
Long-term debt	1,854.8	1,672.3
Deferred taxes	624.0	645.8
Other liabilities	22.5	21.6
Total liabilities	2,783.0	2,534.8
Redeemable noncontrolling interests	17.6	14.7
Stockholders’ equity:
Common stock, $0.01 par value; one thousand shares authorized, one hundred shares issued at December 31, 2013 and December 31, 2012; one hundred shares outstanding as of December 31, 2013 and December 31, 2012	—	—
Additional paid-in capital	1,693.7	1,687.2
Treasury stock at cost; 0 shares at December 31, 2013 and December 31, 2012	—	—
Retained earnings (accumulated deficit)	(35.9)	15.1
Accumulated other comprehensive income (loss)	(73.2)	(24.4)
Total TransUnion Corp. stockholders’ equity	1,584.6	1,677.9
Noncontrolling interests	86.6	93.3
Total stockholders’ equity	1,671.2	1,771.2
Total liabilities and stockholders’ equity	$4,471.8	$4,320.7

TRANSUNION CORP. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
(in millions)

	Successor		Predecessor
	Twelve Months Ended December 31, 2013	Eight Months Ended December 31, 2012	Four Months Ended April 30, 2012	Twelve Months Ended December 31, 2011
Revenue	$1,183.2	$767.0	$373.0	$1,024.0
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	472.4	298.2	172.0	421.5
Selling, general and administrative	353.5	211.7	172.0	264.5
Depreciation and amortization	186.8	115.0	29.2	85.3
Total operating expenses	1,012.7	624.9	373.2	771.3
Operating income (loss)	170.5	142.1	(0.2)	252.7
Non-operating income and expense
Interest expense	(101.4)	(72.8)	(40.5)	(126.4)
Interest income	1.7	0.8	0.6	0.7
Earnings from equity method investments	13.7	8.0	4.1	11.4
Other income and (expense), net	(12.6)	(5.9)	(27.9)	(71.3)
Total non-operating income and expense	(98.6)	(69.9)	(63.7)	(185.6)
Income (loss) before income taxes	71.9	72.2	(63.9)	67.1
(Provision) benefit for income taxes	(21.8)	(24.3)	11.5	(17.8)
Income (loss) from continuing operations	50.1	47.9	(52.4)	49.3
Discontinued operations, net of tax	—	—	—	(0.5)
Net income (loss)	50.1	47.9	(52.4)	48.8
Less: net income attributable to noncontrolling interests	(6.9)	(4.9)	(2.5)	(8.0)
Net income (loss) attributable to TransUnion Corp.	$43.2	$43.0	$(54.9)	$40.8

TRANSUNION CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in millions)

	Successor		Predecessor
	Twelve Months Ended December 31, 2013	Eight Months Ended December 31, 2012	Four Months Ended April 30, 2012	Twelve Months Ended December 31, 2011
Cash flows from operating activities:
Net income (loss)	$50.1	$47.9	$(52.4)	$48.8
Less: income (loss) from discontinued operations, net of tax	—	—	—	(0.5)
Income (loss) from continuing operations	50.1	47.9	(52.4)	49.3
Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	186.8	115.0	29.2	85.3
Loss on early extinguishment of debt	—	—	—	59.3
Stock-based compensation	6.2	2.3	2.0	4.6
Deferred financing fees	2.5	—	3.9	4.2
Provision (reduction) for losses on trade accounts receivable	0.8	(1.9)	3.1	1.9
Change in control transaction fees	—	0.4	20.9	—
Deferred taxes	(12.1)	11.8	(18.3)	(3.5)
Amortization of 11.375% notes purchase accounting fair value adjustment	(17.4)	(10.8)	—	—
Equity in net income of affiliates, net of dividends	(3.6)	1.3	(3.7)	(3.4)
(Gain) loss on sale or exchange of property	(1.0)	—	0.1	(0.3)
Other	(0.9)	2.6	(0.7)	2.8
Changes in assets and liabilities:
Trade accounts receivable	(3.1)	(1.0)	(24.7)	(11.6)
Other current and long-term assets	(4.1)	2.8	1.5	(3.3)
Trade accounts payable	6.1	(1.2)	1.6	14.9
Other current and long-term liabilities	28.8	(77.5)	89.9	4.3
Cash provided by operating activities of continuing operations	239.1	91.7	52.4	204.5
Cash used in operating activities of discontinued operations	—	—	—	(1.3)
Cash provided by operating activities	239.1	91.7	52.4	203.2
Cash flows from investing activities:
Capital expenditures for property and equipment	(81.7)	(48.8)	(20.4)	(74.0)
Investments in trading securities	(1.8)	(0.5)	(1.1)	(1.2)
Proceeds from sale of trading securities	4.4	—	1.1	9.9
Proceeds from sale and redemption of investments in available-for-sale securities	—	—	—	0.2
Investments in held-to-maturity securities	—	—	—	(6.3)
Proceeds from held-to-maturity securities	—	—	—	6.3
Proceeds from sale of other assets	4.3	—	—	—
Acquisitions and purchases of noncontrolling interests, net of cash acquired	(282.3)	(14.2)	(0.1)	(105.2)
Acquisition related deposits	(10.0)	3.7	—	(8.6)
Other	0.1	(1.4)	0.9	(2.7)
Cash used in investing activities	(367.0)	(61.2)	(19.6)	(181.6)

TRANSUNION CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows—Continued
(in millions)

	Successor		Predecessor
	Twelve Months Ended December 31, 2013	Eight Months Ended December 31, 2012	Four Months Ended April 30, 2012	Twelve Months Ended December 31, 2011
Cash flows from financing activities:
Proceeds from senior secured term loan	1,133.4	—	—	950.0
Extinguishment of senior secured term loan	(923.4)	—	—	(945.2)
Prepayment fee on early extinguishment of senior secured term loan	—	—	—	(9.5)
Proceeds from revolving line of credit	65.0	—	—	—
Payment on revolving line of credit	(65.0)	—	—	—
Repayments of debt	(11.9)	(17.2)	(14.6)	(11.7)
Treasury stock purchases	—	—	(1.3)	(0.2)
Distribution of merger consideration	—	—	(1.3)	(4.3)
Debt financing fees	(4.3)	—	(6.1)	(11.3)
Change in control transaction fees	—	(0.4)	(20.9)	—
Distributions to noncontrolling interests	(8.0)	(7.2)	(0.4)	(8.5)
Dividends to TransUnion Holding	(94.2)	(27.9)	—	—
Stockholder contributions	—	80.8	—	0.3
Other	—	—	(0.4)	(0.8)
Cash provided by (used in) financing activities	91.6	28.1	(45.0)	(41.2)
Effect of exchange rate changes on cash and cash equivalents	(6.8)	(0.7)	0.8	(3.8)
Net change in cash and cash equivalents	(43.1)	57.9	(11.4)	(23.4)
Cash and cash equivalents, beginning of period	154.3	96.4	107.8	131.2
Cash and cash equivalents, end of period	$111.2	$154.3	$96.4	$107.8
Noncash investing activities:
Note payable for acquisition of noncontrolling interests	$—	$—	$—	$1.8
Property and equipment acquired through capital lease obligations	2.0	—	—	0.3
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$117.6	$112.5	$12.7	$122.8
Income taxes, net of refunds	23.3	14.9	5.6	10.1

Results of Operations
TransUnion Holding was formed on February 15, 2012 as a vehicle to acquire TransUnion Corp. For 2012, TransUnion Holding’s consolidated results include the stand-alone results of TransUnion Holding from the date of inception through December 31, 2012, and the consolidated results of TransUnion Corp and subsidiaries after April 30, 2012, the date of acquisition. TransUnion Corp’s historical financial statements are presented on a Successor and Predecessor basis. Periods prior to May 1, 2012, reflect the financial position, results of operations, and changes in financial position of TransUnion Corp prior to the 2012 Change in Control Transaction (the “Predecessor”) and periods after April 30, 2012, reflect the financial position, results of operations, and changes in financial position of TransUnion Corp after the 2012 Change in Control Transaction (the “Successor”).
The 2012 Change in Control Transaction was accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. The guidance prescribes that the basis of the assets acquired and liabilities assumed be recorded at fair value to reflect the purchase price. Periods after the 2012 Change in Control Transaction are not comparable to prior periods primarily due to the additional amortization of intangibles resulting from the fair value adjustments of the assets acquired and liabilities assumed and interest expense resulting from the additional debt incurred to finance the transaction. In addition, the TransUnion Corp Predecessor incurred significant stock-based compensation and acquisition costs related to the 2012 Change in Control Transaction.
We operate TransUnion Holding and TransUnion Corp as one business and to facilitate comparability with the prior year, we present below the TransUnion Holding consolidated results for the three months ended December 31, 2013, compared to the TransUnion Holding consolidated results for the three months ended December 31, 2012, and the TransUnion Holding consolidated results for the year ended ended December 31, 2013, compared to TransUnion Holding consolidated results from inception through December 31, 2012, combined with the TransUnion Corp Predecessor consolidated results for the four months ended April 30, 2012, (combined results for the year ended December 31, 2013). We present the information in this format to assist readers in understanding and assessing the trends and significant changes in our results of operations on a comparable basis. We believe this presentation is appropriate because it provides a more meaningful comparison and more relevant analysis of our results of operations than a presentation of separate historical results for TransUnion Holding and TransUnion Corp Successor and Predecessor periods would provide. The following tables set forth our historical results of operations for the periods indicated below.

	TransUnion Holding Consolidated
	Three Months Ended December 31,
(in millions)	2013	2012	$ Change	% Change
Revenue	$292.4	$284.4	$8.0	2.8%
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	117.7	112.1	5.6	5.0%
Selling, general and administrative	90.2	86.0	4.2	4.9%
Depreciation and amortization	48.2	42.9	5.3	12.4%
Total operating expenses	256.1	241.0	15.1	6.3%
Operating income	36.3	43.4	(7.1)	(16.4)%
Non-operating income and expense
Interest expense	(49.6)	(47.7)	(1.9)	(4.0)%
Interest income	0.5	0.2	0.3	150.0%
Earnings from equity method investments	3.4	2.7	0.7	25.9%
Other income and (expense), net	(5.2)	(1.7)	(3.5)	(205.9)%
Total non-operating income and expense	(50.9)	(46.5)	(4.4)	(9.5)%
Income (loss) from operations before income taxes	(14.6)	(3.1)	(11.5)	(371.0)%
Provision for income taxes	(1.1)	(3.6)	2.5	69.4%
Net income (loss)	(15.7)	(6.7)	(9.0)	(134.3)%
Less: net income attributable to noncontrolling interests	(1.9)	(1.5)	(0.4)	(26.7)%
Net income (loss) attributable to the Company	$(17.6)	$(8.2)	$(9.4)	(114.6)%

(in millions)	Year Ended December 31, 2013	Date of Inception Through December 31, 2012	TransUnion Corp. Predecessor Four Months Ended April 30, 2012	Combined Year Ended Ended December 31, 2012	$ Change	% Change
Revenue	$1,183.2	$767.0	$373.0	$1,140.0	$43.2	3.8%
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	472.4	298.2	172.0	470.2	2.2	0.5%
Selling, general and administrative	354.8	212.6	172.0	384.6	(29.8)	(7.7)%
Depreciation and amortization	186.8	115.0	29.2	144.2	42.6	29.5%
Total operating expenses	1,014.0	625.8	373.2	999.0	15.0	1.5
Operating income (loss)	169.2	141.2	(0.2)	141.0	28.2	20.0%
Non-operating income and expense
Interest expense	(197.6)	(125.0)	(40.5)	(165.5)	(32.1)	(19.4)%
Interest income	1.7	0.8	0.6	1.4	0.3	21.4%
Earnings from equity method investments	13.7	8.0	4.1	12.1	1.6	13.2%
Other income and (expense), net	(12.9)	(22.3)	(27.9)	(50.2)	37.3	74.3%
Total non-operating income and expense	(195.1)	(138.5)	(63.7)	(202.2)	7.1	3.5%
Income (loss) from operations before income taxes	(25.9)	2.7	(63.9)	(61.2)	35.3	57.7%
(Provision) benefit for income taxes	(2.3)	(6.6)	11.5	4.9	(7.2)	(146.9)%
Net income (loss)	(28.2)	(3.9)	(52.4)	(56.3)	28.1	49.9%
Less: net income attributable to noncontrolling interests	(6.9)	(4.9)	(2.5)	(7.4)	0.5	6.8%
Net loss attributable to the Company	$(35.1)	$(8.8)	$(54.9)	$(63.7)	$28.6	44.9%

TRANSUNION HOLDING AND TRANSUNION CORP. COMBINED
Segment Information
Unaudited

	Three Months Ended December 31,				Year Ended December 31,
(in millions)	2013	2012	$ Change	% Change	2013	2012	$ Change	% Change
Revenue
U.S. Information Services:
Online Data Services	$117.5	$120.3	$(2.8)	(2.3)%	$505.9	$495.6	$10.3	2.1%
Credit Marketing Services	31.8	32.8	(1.0)	(3.0)%	126.0	132.3	(6.3)	(4.8)%
Decision Services	31.4	25.1	6.3	25.1%	108.7	97.6	11.1	11.4%
Total U.S. Information Services	180.7	178.2	2.5	1.4%	740.6	725.5	15.1	2.1%

International:
Developed markets	23.5	23.0	0.5	2.2%	94.8	91.4	3.4	3.7%
Emerging markets	37.8	37.4	0.4	1.1%	144.1	143.0	1.1	0.8%
Total International	61.3	60.4	0.9	1.5%	238.9	234.4	4.5	1.9%

Interactive	50.4	45.8	4.6	10.0%	203.7	180.1	23.6	13.1%
Total revenue	$292.4	$284.4	$8.0	2.8%	$1,183.2	$1,140.0	$43.2	3.8%

	Three Months Ended December 31				Year Ended December 31,
(in millions)	2013	2012	$ Change	% Change	2013	2012	$ Change	% Change
Operating Income(1)
U.S. Information Services	$32.5	$41.2	$(8.7)	(21.1)%	$154.7	$155.1	$(0.4)	(0.3)%
International	4.1	5.9	(1.8)	(30.5)%	19.5	24.4	(4.9)	(20.1)%
Interactive	17.6	17.2	0.4	2.3%	65.6	61.7	3.9	6.3%
Corporate	(17.9)	(20.9)	3.0	14.4%	(70.6)	(100.2)	29.6	29.5%
Total operating income	$36.3	$43.4	$(7.1)	(16.4)%	$169.2	$141.0	$28.2	20.0%

Operating Margin
U.S. Information Services	18.0%	23.1%		(5.1)%	20.9%	21.4%		(0.5)%
International	6.7%	9.8%		(3.1)%	8.2%	10.4%		(2.2)%
Interactive	34.9%	37.6%		(2.7)%	32.2%	34.3%		(2.1)%
Total operating margin	12.4%	15.3%		(2.9)%	14.3%	12.4%		1.9%

Adjusted Operating Income(2)
U.S. Information Services	$32.5	$41.2	$(8.7)	(21.1)%	$156.3	$196.1	$(39.8)	(20.3)%
International	7.9	5.9	2.0	33.9%	25.6	38.8	(13.2)	(34.0)%
Interactive	17.6	17.2	0.4	2.3%	65.6	64.0	1.6	2.5%
Corporate	(17.9)	(20.9)	3.0	14.4%	(70.3)	(67.2)	(3.1)	(4.6)%
Total Adjusted Operating Income	$40.1	$43.4	$(3.3)	(7.6)%	$177.2	$231.7	$(54.5)	(23.5)%

Adjusted Operating Margin
U.S. Information Services	18.0%	23.1%		(5.1)%	21.1%	27.0%		(5.9)%
International	12.9%	9.8%		3.1%	10.8%	16.6%		(5.8)%
Interactive	34.9%	37.6%		(2.7)%	32.2%	35.5%		(3.3)%
Total adjusted operating margin	13.7%	15.3%		(1.6)%	15.0%	20.3%		(5.3)%

(1)
For 2013, operating income included additional depreciation and amortization resulting from the fair value basis adjustments to the tangible and intangible assets made in connection with the 2012 Change in Control Transaction. The $42.6 million increase in depreciation and amortization, which is primarily related to the purchase accounting fair value adjustments, was recorded in each segment and in Corporate as follows: USIS $28.1 million; International $10.4 million; Interactive $2.4 million; and Corporate $1.7 million. For 2012, operating income included $90.7 million of accelerated stock-based compensation and related expense recorded primarily by TransUnion Corp Predecessor as a result of the 2012 Change in Control Transaction that were recorded in each segment and in Corporate as follows: USIS $41.0 million; International $14.4 million; Interactive $2.3 million; and Corporate $33.0 million. For 2012, operating income also included additional depreciation and amortization as a result of the 2012 Change in Control Transaction fair value adjustments. The $58.9 million increase in depreciation and amortization was recorded in each segment and in Corporate as follows: USIS $34.3 million; International $21.8 million; Interactive $2.2 million; and Corporate $0.6 million.

(2)
See footnote 2 to the “Key Performance Measures” table below for a discussion about Adjusted Operating Income, why we use it, its limitations, and the reconciliation to its most directly comparable GAAP measure, operating income.

TRANSUNION HOLDING AND TRANSUNION CORP. COMBINED
Key Financial Performance Measures and Reconciliation of Non GAAP Measures
Unaudited
Management, including our chief operating decision maker, evaluates the financial performance of our businesses based on a variety of key indicators. These indicators include the non-GAAP measures Adjusted Operating Income and Adjusted EBITDA, and the GAAP measures revenue, cash provided by operating activities and cash paid for capital expenditures. For the three and twelve months ended December 31, 2013 and 2012:

	Three Months Ended December 31,				Year Ended December 31,
(in millions)	2013	2012	$ Change	% Change	2013	2012	$ Change	% Change
Revenue	$292.4	$284.4	$8.0	2.8%	$1,183.2	$1,140.0	$43.2	3.8%
Reconciliation of operating income to Adjusted Operating Income:
Operating income	$36.3	$43.4	$(7.1)	(16.4)%	$169.2	$141.0	$28.2	20.0%
Adjustments(1)	3.8	—	3.8	—	8.0	90.7	(82.7)	(91.2)%
Adjusted Operating Income(2)	$40.1	$43.4	$(3.3)	(7.6)%	$177.2	$231.7	$(54.5)	(23.5)%
Reconciliation of net income (loss) attributable to the Company to Adjusted EBITDA:
Net income (loss) attributable to the Company	$(17.6)	$(8.2)	$(9.4)	(114.6)%	$(35.1)	$(63.7)	$28.6	44.9%
Net interest expense	49.1	47.5	1.6	3.4%	195.9	164.1	31.8	19.4%
Income tax (benefit) provision	1.1	3.6	(2.5)	(69.4)%	2.3	(4.9)	7.2	146.9%
Depreciation and amortization(3)	48.2	42.9	5.3	12.4%	186.8	144.2	42.6	29.5%
Stock-based compensation	1.5	1.5	—	—%	6.3	4.3	2.0	46.5%
Other (income) and expense(4)	5.7	1.8	3.9	216.7%	13.7	50.8	(37.1)	(73.0)%
Adjustments(1)	3.8	—	3.8	—	8.0	90.7	(82.7)	(91.2)%
Adjusted EBITDA(2)	$91.8	$89.1	$2.7	3.0%	$377.9	$385.5	$(7.6)	(2.0)%
Other metrics:
Cash provided by operating activities	$32.3	$14.6	$17.7	121.2%	$143.4	$144.1	$(0.7)	(0.5)%
Capital expenditures	$27.6	$22.6	$5.0	22.1%	$81.7	$69.2	$12.5	18.1%

(1)
For the twelve months ended December 31, 2013, adjustments included a $3.8 million reserve accrual for a legal claim recorded in the fourth quarter and a $2.4 million loss on the disposal of a small operating company recorded in our International segment, a $1.1 million gain on the disposal of a healthcare product line recorded in our USIS segment and a $2.9 million adjustment for a transaction tax related to prior years that was recorded in each segment and in Corporate as follows: USIS $2.6 million; and Corporate $0.3 million. For the twelve months ended December 31, 2012, adjustments included $90.7 million of accelerated stock-based compensation and related expense resulting from the 2012 Change in Control Transaction that were recorded in each segment and Corporate as follows: USIS $41.0 million; International $14.4 million; Interactive $2.3 million; and Corporate $33.0 million.

(2)
Adjusted Operating Income and Adjusted EBITDA are non-GAAP measures. We present Adjusted Operating Income and Adjusted EBITDA as supplemental measures of our operating performance because they eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. In addition to its use as a measure of our operating performance, our board of directors and executive management team focus on Adjusted EBITDA as a compensation measure. Adjusted Operating Income does not reflect certain stock-based compensation and certain other income and expense. Adjusted EBITDA does not reflect our capital expenditures, interest, income tax, depreciation, amortization, stock-based compensation or certain other income and expense. Other companies in our industry may calculate Adjusted Operating Income and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures. Because of these limitations, Adjusted Operating Income and Adjusted EBITDA should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. Adjusted Operating Income and Adjusted EBITDA are not measures of financial condition or profitability under GAAP and should not be considered alternatives to cash flow from operating activities, as measures of liquidity or as alternatives to operating income or net income as indicators of operating performance. We believe that the most directly comparable GAAP measure to Adjusted Operating Income is operating income and the most directly comparable GAAP measure to Adjusted EBITDA is net income attributable to the Company. The reconciliations of Adjusted Operating Income and Adjusted EBITDA to their nearest GAAP measures are included in the table above.

(3)
Operating income included additional depreciation and amortization beginning May 1, 2012, as a result of the purchase accounting fair value adjustments to the tangible and intangible assets recorded in connection with the 2012 Change in Control Transaction.

(4)
Other income and expense above includes all amounts included on our consolidated statement of income in other income and expense, net, except for earnings from equity method investments and dividends received from cost method investments. For the twelve months ended December 31, 2013, other income and expense included $10.5 million of acquisition-related expenses and $3.2 million of other expenses. For the twelve months ended December 31, 2012, other income and expense included $42.2 million of acquisition-related expenses, primarily related to the 2012 Change in Control Transaction and the abandoned initial public offering process, and $8.6 million of other income and expense. Of the $42.2 million of acquisition-related expenses, $15.2 million was incurred by TransUnion Holding and $27.0 million was incurred by TransUnion Corp.

(5)
Capital expenditures for the twelve months ended December 31, 2013, included $14.6 million paid in the first quarter of 2014 for assets received and accrued for in the fourth quarter of 2013. Capital expenditures for the twelve months ended December 31, 2012, included $2.6 million paid in the first quarter of 2013 for assets received and accrued for in the fourth quarter of 2012. Capital expenditures for the 2012 combined period consisted of $20.4 million for TransUnion Corp Predecessor for the four months ended April 30, 2012, and $48.8 million for TransUnion Corp Successor for the eight months ended December 31, 2012.